Exhibit 16.1

January 9, 2007

United States Securities and Exchange Commission

Washington, DC 20549

Ladies and Gentlemen:

We have been furnished with a copy of the disclosures included in Item 4.01 of Form 8-K to be filed by Lake Area Corn Processors, LLC. We agree with the statements made in those disclosures insofar as they relate to our Firm.

Eide Bailly LLP

PEOPLE. PRINCIPLES. POSSIBILITIES

www.eidebailly.com

5601 Green Valley Dr., Ste. 700   •   Minneapolis, Minnesota 55437-1145   •   Phone 952.944.6166   •   Fax 952.944.8496   •   EOE